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                                                                    EXHIBIT 10.2





                                  [SATYAM LOGO]


                             ASSOCIATE STOCK OPTION
                                   PLAN' 2000














                             SATYAM INFOWAY LIMITED



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1.0 OBJECTIVE

    In furtherance of the corporate policy of SATYAM INFOWAY LIMITED (SATYAM) of creating an environment conducive to higher growth opportunities to associates, the Associate Stock Option Plan' 2000 (ASOP) is designed to make the associates, partners in progress.

    The plan is aimed at the following:

    - rewarding the associates for their performance and contribution to the success and growth of SATYAM

    - providing them with a good and attractive motivational tool to improve their performance

    - providing an opportunity for the professional partners to become financial partners in the Equity of SATYAM

    - retaining the talent and services of the associates who have contributed to the success of SATYAM


2.0 DEFINITIONS

In this plan, unless the context otherwise requires

2.1   "Scheme" means "Associate Stock Option Plan" for Associates

2.2   "SATYAM" means "Satyam Infoway Limited"

2.3   "Board of Directors" means the "Board of Directors of SATYAM"

2.4 "Associate" means Employee of SATYAM either on full time or part time, in the regular service.

2.5 "ADS" means American Depository Shares of SATYAM listed at the NASDAQ Stock exchange, US with the ticker symbol "SIFY".

2.6 "Trust" means Satyam Infoway Associates Trust constituted in accordance with the resolutions passed at the Annual General Meeting and Board of Directors meeting and in pursuance of the Trust deed dated 27th September 1999.

2.6 "Compensation Committee" means a committee of directors constituted and authorised by `the Board of Directors' of SATYAM

2.7 "Warrant" means a document entitling the associate to whom it has been issued/transferred to apply for and get allotted one ADS of SATYAM subject to other clauses of the scheme. However, the warrant shall not entitle the holder to any dividend that may be declared by SATYAM.

2.8 "Conversion Price" means the price determined by the Board of Directors from time to time in accordance with the notifications, guidelines and clarifications issued by SEBI or any other statutory authority from time to time as applicable.



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3.0 ADMINISTRATION

3.1 The scheme will be administered by the Trust, which is entrusted with the responsibility of being the Operating Agency for administering the ASOP.

3.2 The trust will be allotted warrants in pursuance of the resolution(s) passed at the Annual General Meeting of SATYAM. The trust will hold those warrants for and on behalf of the associates of SATYAM.

3.3 On the recommendations of the "Compensation Committee", the trust will transfer the warrants to identified associates, with an option to convert the issued warrants into ADS at the rates indicated in the warrants, before conversion date.

3.4 The trust will also be holding the underlying equity shares allotted to the associates for and on their behalf, in terms of clauses 11.0 to 11.4 dealing with the conversion before the conversion date.

3.5 The Trust will also act as coordinator for disposal of odd lot shares held by Associates.

3.6 The administration of the trust shall be as per the Administration Manual of the trust read with the Trust Deed and the scheme. In cases of incompatibility among the scheme, Trust Deed and the Administration Manual, the provisions of the scheme and Trust Deed shall override the Administration Manual.


4.0 QUANTUM OF THE PLAN

4.1 The trust will be allotted warrants entitling the holders for allotment of ADS in terms of the scheme, for a quantum not exceeding 5% of the paid up capital in any one year in terms of the resolution passed at Annual General Meeting for being transferred to eligible associates identified by the "Compensation Committee", which may be increased as per guidelines issued by SEBI from time to time.


5.0 FUNCTIONS OF COMPENSATION COMMITTEE

5.1 Guided by the principles of fairness, impartiality and natural justice, the Compensation Committee will study and assess the eligible associates, based on the guidelines for assessment formulated as part of the plan from time to time and make recommendations of identified associates to the Trust.

5.2 The Compensation Committee shall have the right to exclude any one from the list of eligible associates, from being identified for the benefits of the scheme.

5.3 The recommendations of the Compensation Committee shall be final and are not subject to review or appeal at the request/demand of associates.


6.0 ELIGIBLE ASSOCIATES

6.1   Full time and part time associates of SATYAM.

6.2 Out of eligible associates the Compensation Committee shall identify and recommend the associates to the benefits of the scheme.



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7.0 BASIS OF SELECTION BY COMPENSATION COMMITTEE

7.1 Basis of selection out of eligible associates shall be as per the guidelines framed and approved by the Compensation Committee from time to time.

7.2 The factors to be considered for assessment of associates for selection shall be:

      -  Performance
      -  Organisational Development
      -  Customer Satisfaction

7.3 The weightage to the factors mentioned in clause 7.2 and any addition or deletion to the list of factors shall be decided by the Board of Directors initially and shall be reviewed periodically by the Board of Directors.

7.4 The Compensation Committee shall also decide the quantum of eligibility to ADS for different categories of associates on the basis of identified parameters and in terms of the scoring of the associates in the assessment.

7.5 The Compensation Committee shall also determine the minimum scoring that an associate in each category has to score to be considered for the benefits of the scheme.

7.6 The Compensation Committee reserves the right to factor different parameters and different weightages for different categories of the associates.

7.7 The Compensation Committee can also recommend associates for awards for exceptional performance and or contribution for the organizational growth.

7.8 The Compensation Committee can also recommend new Associates joining Satyam to the benefits of the scheme, if they are found to be Key Performers.

7.9 The Compensation Committee shall seek the guidance and clarifications if any required, from the Board of Directors in implementing the assessment procedure.


8.0 ISSUE OF WARRANTS

8.1 The trust will hold the number of warrants allotted to the trust for and on behalf of the associates of SATYAM.

8.2 Based on the recommendations of the Compensation Committee, the trust will transfer the number of warrants recommended to identified associate

8.3 The consideration for transfer of warrants by trust will be Re.1/- per warrant to be paid by associate to trust, before the transfer of the warrant.

8.4 The warrants shall not be transferable by any eligible associate, on or before the conversion date, except to the trust in cases of the associate ceasing to be an associate of the company or its subsidiaries by reason of resignation, dismissal or severance of employment due to reasons of non-performance or otherwise. In such cases of severance of employment, the warrants will be transferred back to trust at the same consideration as paid by the associate.

8.5 In the event of the associate dying in harness or attaining the age of superannuation, the rights and obligations under the warrants shall accrue to the legal heirs of the associate or to the associate as the case may be.



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8.6   In cases where an associate has different conversion dates for different lots of warrants issued to him, the separate warrant certificates will be issued for each set of warrants with the respective conversion dates.

8.7 In cases where the warrants entitles an associate, with odd lot (not being marketable lot), the trust will interact with the associates and arrange for making them marketable lots in the best interests of all parties concerned.

8.8 The warrant certificate shall indicate the warrant certificate number, name of the associate holding the warrants, number of warrants held by the associate, Conversion price at which warrants will be converted into ADS and the Conversion Date, along with main terms and conditions of issue of warrant.

8.9   The format of the warrant certificate shall be as per Annexure I.


9.0 CONVERSION DATE

9.1 The associate holding warrants may apply for conversion of the warrants on the date mentioned in those warrants/warrant certificates as the conversion date or after such date provided it is not later than the last of the conversion date(s) as applicable to the respective warrant/warrant certificates.

9.2 The conversion date shall be determined by Compensation Committee considering the period of applicability, the date of issue of warrants and lock in period applicable to the associate concerned as per the guidelines approved by Board of Directors from time to time.

9.3 The warrants shall not be permitted to be converted after the period as mentioned in Clause 9.1 hereof after which all the rights under warrants will become invalid. In such cases the consideration for the warrants paid by associates to the trust will be refunded to the associate.

9.4 Every associate who is entitled for conversion of warrants shall before the conversion date as mentioned in Clause 9.1 hereof approach Satyam Infoway Associates Trust for initiating the conversion process.


CLAUSE 9.1 HAS SINCE BEEN AMENDED BY THE COMMITTEE MEETING HELD ON 25TH MARCH, 2000

10.0 CONVERSION OPTION

10.1 Associates opting for conversion can apply for conversion of warrants into ADS in the form prescribed for the purpose.

10.2 Associates may at their discretion, opt for conversion on the conversion date of all the warrants held by him/her or some of the warrants. In the event of partial conversion, the consideration paid for warrants not converted shall be refunded.

10.3 On exercise of option, the associate shall submit the letter of conversion to Satyam Infoway Associates Trust, for allotment of ADS in his name. The Trust shall collect the consideration for conversion arrived at as a product of number of warrants opted for conversion and the conversion price as reduced by the price of the warrant paid by the associate for the number of warrants opted for conversion by the associate. This option shall be exercised before the expiry of grace period. The collection of consideration shall be in the form of cheques/demand drafts/pay orders in favor of "Satyam Infoway Associates Trust".



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10.4  On receipt of the warrants with payment as mentioned in Clause 10.3,
      SATYAM shall take necessary steps for allotment of ADS.

10.5 Associates who do not want to avail ASOP, may opt out of the scheme any time before conversion date and surrender the warrant certificate to trust for cancellation. Such option can be exercised at their discretion even before issue of warrant certificates by not communicating their acceptance to the offer of warrants.


11.0 BONUS/RIGHTS ISSUE

11.1 In the event of a Bonus/Rights or any other issue of securities to the existing shareholders, the warrant-holders may be given an opportunity of exercising conversion option, even before conversion date and record date for issue of Bonus/Rights or other issue of ADS, to enable the warrant holders to be eligible for issue of rights/bonus ADS or other securities, if any. Such opportunity shall be subject to guidelines/ clarifications/ rules framed by SEBI and or any statutory authority.

11.2 The ADS allotted because of preponement of conversion option, will be in the custody of the Trust to be released to the associates after the conversion date.

11.3 In the event of severance of employment before conversion date as referred to in clause 8.4 of the scheme, after conversion in accordance with the clause 12.1, the ADS shall be transferred back by the associate to the Trust at the conversion price.

11.4 However the ADS allotted as bonus/rights ADS to the associates, in the capacity of shareholders would not be subjected to lock-in and will be available to be held by the associate. However, they would be subject to same terms and conditions as applicable to the rights/bonus issue.

11.5 The ADS allotted as bonus/rights ADS to associates under this clause shall not be mortgaged or pledged or hypothecated by the associates.

11.6 The dividends if any, received on the ADS held by Trust, on behalf of Associates will be maintained with Trust and be distributed to the Associates on whose behalf the dividends are received, after the conversion date, in case of continuance of employment. In the event of severance of employment the dividends received will be forfeited by the Trust.


12. LOCK-IN PERIOD

12.1 The warrants held by the associates are not transferable during the validity of the warrant except back to the trust. The said warrants cannot be pledged/hypothecated/ charged/ assigned/ mortgaged or in any manner disposed of or alienated.

12.2 In case of cessation of service as mentioned in clause No. 8.4 the warrants shall be forthwith transferred back to the trust, by the associate.

12.3 In case of Bonus/Rights Issue, where the conversion option is permitted to be exercised before conversion date in terms of clause 11.1, the ADS so converted will be subject to lock in period for unexpired period up to conversion date.

12.4 During the lock in period, the ADS will be in the safe custody of the trust.

13.0 SAFE CUSTODY

13.1  The trust would be empowered by an agreement with the associate for



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      -  Safe custody of ADS in cases where conversion is permitted before conversion date due to bonus/rights issue.

      - Issue of a statement, every financial year, during the period of custody, to the associate intimating the number of ADS held in trust on behalf of the associate.


14.0 ADS AFTER CONVERSION

14.1 The ADS transferred to the associate after conversion from warrants, shall be the absolute property of the associate and will be held by the associate, subject to the lock-in period.

14.2 As a registered shareholder he will be entitled to all the benefits which may accrue to him such as dividends, bonus, rights, etc.

14.3 ADS issued as bonus ADS or rights ADS after conversion into ADS, after lock in period, will not be subjected to any lock in period.

14.4 The ADS arising on conversion shall rank pari passu with all other ADS of SATYAM for the time being in force; from the date of allotment.


15.0 LOANS FOR PURCHASE OF ADS

15.1 While the associates are at liberty to contract for loans for purchase/ conversion of ADS from outside sources, the terms and conditions of the scheme/policy for granting of loans to associates will apply if the loans are either from SATYAM or the Trust.

15.2 The company shall have lien on the ADS converted under the scheme, that are held in the name of the associate, for any moneys due to the company by the associate either due to loans from the company or otherwise.


16.0 LISTING OF ADS

16.1 The ADS allotted to associates on conversion shall be listed on the stock exchanges subject to the terms and conditions of this scheme and terms and conditions of the listing agreement.


17.0 TAX LIABILITY

17.1 Any tax liability on account of issue of warrants/conversion into ADS/ allotment of ADS/transfer of ADS shall be that of the associate alone.


18.0 MODIFICATIONS TO THE SCHEME

18.1 The Board of Directors and the Compensation Committee reserve the right to change the terms and conditions of the scheme, at any time, at its discretion.

18.2 Such changes in terms and conditions as per clause 18.1 can also be due to any change in the law applicable to the scheme or any mutual agreement between SATYAM and its associates.

18.3 Subject to any law for the time being in force, the changes if any, brought in terms of clause 18.1 would be prospective for implementation and shall not affect the rights and obligations created under the Scheme to SATYAM or associates.



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19.0 CONTRACT OF EMPLOYMENT

19.1 This scheme shall not form part of any contract of employment between SATYAM and the associate. The rights and obligations of any individual under the contract of employment shall not be affected by his participation in this scheme or any right which he may have to participate in it.

19.2 Nothing in this scheme shall afford any associate any additional right(s) as to compensation or damages in consequence of the termination of such office or employment for any reason.

19.3 This scheme shall not confer any associate any legal or equitable right against SATYAM either directly or indirectly or give rise to any cause of action in law or equity against SATYAM.


20.0 GOVERNMENT REGULATIONS

20.1 This scheme is subject to all applicable laws, rules, regulations, guidelines and to such approvals from any governmental agencies as may be required. In case of any contradiction between the provisions of this Scheme and any provisions, rules, regulations, guidelines issued by any governmental agencies, the provisions of law shall override the provisions of this scheme.

20.2 The associates who are granted warrants/ ADS under the scheme shall comply with such requirements of law as may be necessary.


21.0 GENERAL RISKS

21.1 SATYAM does not guarantee any return on the equity investment made by associates as part of the scheme. Any loss due to fluctuations in the market price of the equity including the shortfall in the expectations or projections and the risks associated with the investment are that of the associate alone.